                      [CONFIDENTIAL TREATMENT REQUESTED]

INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24.




                                                                      EXHIBIT 10


                         FIRM PURCHASE/SALE AGREEMENT

Duke Energy Trading and Marketing, L.L.C., a Delaware limited liability company ("Seller"), and The Providence Gas Company, a Rhode Island corporation ("Buyer"), each sometimes referred to individually as "Party" and referred to collectively as the "Parties" enter into this Firm Purchase/Sale Agreement (together with the General Provisions set forth in Appendix "1", collectively, this "Agreement"). All capitalized terms not defined in this Firm Purchase/Sale Agreement are defined in Appendix 1.


ARTICLE 1. TERM  This Agreement shall be in effect for a term of three (3) years
---------------
from the Effective Date of October 1, 1997. Termination of this Agreement in all instances shall be subject to Section 9.4.


ARTICLE 2. SCOPE OF AGREEMENT  2.1. Scope of Agreement.  The Parties agree that
-----------------------------       ------------------
this Agreement is a "requirement contract" and that Seller shall be the exclusive supplier of Buyer's Requirements Quantity during the term of this Agreement. The specific terms and conditions reached between Buyer and Seller regarding the purchase of the Requirements Quantity of Gas by Buyer from Seller are specified in Exhibit "B" and are herein incorporated by reference. In the event of any conflict between the terms of Exhibit B, this Firm Purchase/Sale Agreement or Appendix 1, the priority will be that Exhibit B will govern, followed by this Firm Purchase/Sale Agreement, followed by Appendix 1.


ARTICLE 3. QUANTITY OBLIGATIONS  3.1. Seller's Obligations.
-------------------------------       --------------------


3.1.1.  Seller's Scheduling and Delivery Obligations and Measurement.  Seller
        ------------------------------------------------------------
shall Schedule and deliver at the appropriate Delivery Points on a firm basis each Gas Day 100% of the total quantity of Gas required by Buyer to meet on such Gas Day is Requirements Quantity, which includes Gas for Firm Customers on Buyer's system and Gas for Interruptible Sales and Gas-Related Transportation Requirements as defined in Appendix 1, below. Gas will be measured by Seller's Transporter at the Delivery Points.

3.1.2. Interruptible Sales Requirements [CONFIDENTIAL TREATMENT REQUESTED] In
       --------------------------------
the event of unauthorized use of gas by a NFS customer of Buyer, Seller shall nonetheless be obligated to deliver to Buyer the associated gas quantity, but Seller shall be entitled to the aggregate amount of any Tariff charges received by

Buyer for such unauthorized usage, net of reimbursement of Buyer's actual LNG trucking costs or incremental LNG operating costs incurred as a result of such usage. In order to facilitate Seller's planning processes, [Confidential Treatment Requested] that were attributable to such customers as soon as thereafter as practicable. Seller shall notify Buyer promptly (and, where practicable, on three (3) Business Day's notice) of any condition which, in Seller's opinion, would make the curtailment or interruption of Buyer's NFS customers necessary in order to continue to supply the gas requirements of the Buyer's Firm Customers. Any interruption or curtailment of Buyer's NFS customers, however, shall be effected by Buyer in its sole discretion in accordance with the provisions of Buyer's Tariff. Buyer may interrupt its NFS customers as needed to protect system integrity and operations. Buyer shall give Seller promptly (and, where practicable, on three (3) Business Day's notice) of any condition which, in Buyer's opinion would make interruption of NFS customers necessary.

3.1.3. Seller's Supply Warranty. Seller represents and warrants that it will
       ------------------------
have and maintain a supply of Gas capable of being delivered to the Delivery Points, which will include LNG as described in the Asset Management Agreement, sufficient to satisfy Buyer's Requirements Quantity.

3.1.4. Gas- Related Transportation Obligations. As exclusive compensation for
       ---------------------------------------
servicing Gas-Related Transportation Requirements, Seller shall be entitled to receive the net amount of incremental Tariff charges and credits for such services received by Buyer, including any associated penalties or charges for unauthorized use or daily or monthly imbalances, as calculated in accordance with Buyer's Tariff. In the event of unauthorized use of gas or the creation of imbalances by a transportation customer of Buyer, Seller shall nonetheless be obligated to deliver to Buyer the associated gas quantity, but Seller shall be entitled to any charges for such unauthorized usage or imbalance received by Buyer, as provided in the preceding sentence. In order to facilitate Seller's planning processes, Buyer shall periodically make available to Seller Buyer's load data respecting its transportation customers and identify the quantity of Buyer's requirements for each Day that were attributable to its transportation customers as soon thereafter as practicable.

3.2. Seller's Failure to Deliver. If on any Gas Day Seller fails to deliver
     ---------------------------
Buyer's Requirements Quantity, then such occurrence shall constitute a "Seller's Deficiency Default" and "Seller's Deficiency Quantity" shall be the numerical difference between the actual Buyer's Requirements Quantity and the amount of Gas actually delivered for such Gas Day. In the event of a Seller's Deficiency Default where Buyer is able to replace Seller's Deficiency Quantity, Seller shall pay Buyer as damages an amount equal to the product of the Seller's Deficiency Quantity multiplied by the Replacement Price Differential. In the event Buyer is unable to replace Seller's Deficiency Quantity, Buyer's liquidated damages shall equal the Non-Replacement Price Differential multiplied by Seller's Deficiency Quantity. Payment to Buyer shall be made on the 25th Day of the Month in which Seller receives Buyer's statement for same. The availability of this remedy will not relieve Seller of its obligation to stand ready to and actually to deliver Buyer's Requirements Quantity during the term of this Agreement.

3.3.  Buyer's Notification and Purchase Obligations.  Buyer shall notify Seller
      ---------------------------------------------
of the quantity of Gas it will require in accordance with the definition of Scheduling as it pertains to Buyer as provided in Appendix 1 and in Section 3.1 with respect to Interruptible Sales and Gas-Related Transportation. Buyer will receive at the Deliver Points each Gas Day a quantity of Gas equal to Buyer's Requirements Quantity.

3.4.  Preclusion of Buyer's Purchase of Gas From Others.  If on any Gas Day,
      -------------------------------------------------
Buyer purchases from a third party any portion of Buyer's Requirements Quantity for which delivery is tendered by Seller, then such occurrence shall constitute a "Buyer's Deficiency Default" and "Buyer's Deficiency Quantity" shall be the quantity of Gas Buyer purchased from third parties on such Gas Day. In the event of a Buyer's Deficiency Default, Buyer shall pay Seller an amount equal to the product of Buyer's Deficiency Quantity multiplied by the Replacement Price Differential. Payment to Seller shall be made in accordance with the Financial Matters provisions set forth in Appendix "1".

ARTICLE 4.  DEFAULTS AND REMEDIES 4.1.  Early Termination.  If a Triggering
                                        -----------------
Event (defined in Section 4.2) occurs with respect to either Party at any time during the term of this Agreement, the other Party (the "Notifying Party") may
(i) upon two (2) Business Days written notice to the first Party, which notice shall be given no later than Sixty (60) Days after the discovery of the occurrence of the Triggering Event, establish a date on which this Agreement will terminate ("Early Termination Date") except as provided in Section 9.4, and
(ii) withhold any payments due; provided, upon the occurrence of any Triggering Event listed in item (iv) of Section 4.2 as it may apply to any party, a Party may at its sole option declare that this Agreement shall terminate, without notice, as if an Early Termination Date had been immediately declared except as provided in Section 9.4. If an Early Termination Date occurs, the Notifying Party shall in good faith calculate its damages, including its associated costs and attorneys' fees, resulting from the termination of this Agreement (the "Termination Payment"). The Termination Payment will equal (i) the difference between the value of (a) the remaining term, quantities and prices under this Agreement had it not been terminated and (b) the equivalent quantities and relevant market prices for the remaining term either quoted by a bona fide third party offer or, at Notifying Party's sole option, which are reasonably expected to be available in the market under a replacement contract for such Agreement; plus (ii) the liquidated value of any hedge positions pursuant to Exhibit B; and
(iii) reasonable transaction associated costs and attorneys' fees. To ascertain the market prices of a replacement contract the Notifying Party may consider, among other valuations, any or all of the settlement prices of NYMEX Gas futures contracts, at the applicable delivery point, and/or the Exchange Price, quotations from leading dealers in Gas swap contracts and other bona fide third party offers, all adjusted for the length of the remaining term and the Basis Difference. If the calculation of the Termination Payment does not result in damages to the Notifying Party, the Termination Payment shall be zero. The Notifying Party shall give the Affected Party (defined in Section 4.2) written notice of the amount of the Termination Payment, inclusive of a statement showing its determination. The

Affected Party shall pay the Termination Payment to the Notifying Party within ten (10) Days of receipt of such notice. At the time for payment of any amount due under this Article 4, each Party shall pay to the other Party all additional amounts payable by its pursuant to this Agreement, but all such amounts shall be netted and aggregated with any Termination Payment payable hereunder.

4.2.  Triggering Event shall mean, with respect to a Party (the "Affected
      ----------------
Party"): (i) the failure by the Affected Party to make, when due, any payment required under this Agreement if such failure is not remedied within five (5) Business Days after written notice of such failure is given to the Affected Party; provided, the payment is not the subject of a good faith dispute as described in the Billing and Payment provisions in Appendix 1, or (ii) any material representation or warranty made by the Affected Party in this Agreement shall prove to have been false or misleading in any material respect when made or deemed to be repeated and such representation or warranty is an essential and material part of the bargain of the Parties, or (iii) the failure by the Affected Party to perform any material obligation set forth in this Agreement (other than its obligations to make any payment or obligations which are otherwise specifically covered in this Section 4.2. as a separate Triggering Event), and such failure is not excused by Force Majeure or cured within five
(5) Business Days after written notice thereof is given to the Affected Party or
(iv) the Affected Party shall (a) make an assignment or any general arrangement for the benefit of creditors, (b) file a petition or otherwise commence, authorize or acquiesce in the commencement of a proceeding or cause under any bankruptcy or similar law for the protection of creditors, or have such petition filed against it and such proceeding shall not have been dismissed for thirty
(30) Days, (c) otherwise become bankrupt or insolvent (however evidenced) or (d) be unable to pay its debts as they fall due or (v) Seller's unexcused failure to deliver Buyer's Requirements Quantity for a cumulative period of three (3) or more Gas Days in a twelve (12) Month period or a cumulative period of five (5) Gas Days during the term of this Agreement, or (vi) Buyer's unexcused failure to receive its Requirements Quantity, for a cumulative period of three (3) or more Gas Days in twelve (12) Month period or a cumulative period of five (5) Gas Days during the term of this Agreement, (vii) an event of any material default in respect of the Asset Management Agreement or (ix) Seller's unexcused failure to deliver a sufficient quantity of Gas, which failure directly causes Buyer to be unable to serve its Firm Customers on any Gas Day, or (x) the continuance of a Force Majeure event rendering the affected Party unable to carry out its obligations hereunder in excess of the periods permitted in accordance with
Article 5, or (xi) the failure to provide additional security in accordance with the provisions of Section 4.5 or Paragraph 7 of Appendix "1", within two (2) Business Days from the date of request.

4.3.  Other Events.  If the Affected Party's activities hereunder are affected
      ------------
by any law, regulation or governmental action unknown or unplanned to a materially greater or different extent than that existing on the Effective Date and such event either (i) renders this Agreement illegal or unenforceable or
(ii) materially adversely effects the application of this Agreement to the Affected Party, with respect to its financial position or otherwise, then upon request of either Party, the Parties will in good faith attempt to renegotiate the terms of the Agreement to respond to such change, but, if they fail to do so after a period of 30 Days, in the case of (i) above, either

Party, and in the case of (ii) above, only the Affected Party, shall at such time have the right to declare an Early Termination Date in accordance with the provisions hereof; provided, notwithstanding the rights of the Parties to declare an Early Termination Date as above stated, the Affected Party shall be liable for payment of the Termination Payment calculated by the non-Affected Party as provided in Section 4.1.
                     -----------

4.4. Offset. Each Party reserves to itself all rights, set-offs, counterclaims
     ------
and other remedies and defenses consistent with Section 9.3 (to the extent not
                                                -----------
expressly herein waived or denied) which such Party has or may be entitled to arising from or out of this Agreement. The obligations to make payment under this Agreement may be offset against each other, set off or recouped therefrom.

4.5. Security. In the event either Seller or Buyer fails to maintain a credit
     --------
rating as published by Standard and Poor's of at least "BBB" or Moody's Investors Services, Inc. of "Baa2", then within fifteen (15) days of such occurrence, (i) in the case of Seller, Seller shall either (a) cause each of Duke Capital Corporation and Mobil Corporation to provide a Guarantee of Seller's remaining obligations under this Agreement, or (b) provide a Letter of Credit satisfactory to Buyer in an amount to be determined at the time of such event, and (ii) in the case of Buyer, Buyer shall either (a) maintain a prepayment balance with Seller equal to two month's purchase obligation on the first business day of each such month in an escrow account established on standard commercial terms with a financial institution acceptable to Seller that will act as escrow agent for the Payment of such balances to satisfy the obligations of Buyer arising hereunder for such months, with interest on such account balance to accrue and be disbursed monthly to Buyer, unless required to make payment to Seller hereunder or to maintain the required monthly escrow balance, or (b) provide a Letter of Credit satisfactory to Seller sufficient to cover two (2) months worth of purchase obligations.

4.6. Curtailment Priority. In the event Seller fails to deliver all or any part
     --------------------
of the Requirements Quantity, whether or not such failure is excused under the terms of this Agreement, Buyer, pursuant to the terms and conditions of its Tariff, and applicable regulations, shall curtail its Customers pursuant to the emergency load shedding policies of the Rhode Island Public Utility Commission.

ARTICLE 5. FORCE MAJEURE. Except with respect to payment obligations, in the
------------------------
event either Party is rendered unable, wholly or in part, by Force Majeure to carry out its obligations hereunder, it is agreed that upon such Party's giving notice and full particulars of such Force Majeure to the other Party as soon as reasonably possible (such notice to be confirmed in writing), the obligations of the Party giving such notice, to the extent they are affected by such event, shall be suspended from the inception and during the continuance of the Force Majeure for a period of up to sixty (60) Days in the aggregate during any twelve
(12) Month period, but for no longer period. Except as provided in Exhibit B, the Party receiving notice of Force Majeure may immediately take such action as it deems necessary at its expense for the entire sixty (60) Day period or any part thereof. The Parties expressly agree that upon the expiration of the sixty (60) Day period Force Majeure shall no longer apply to the obligations hereunder and both Buyer and Seller shall be obligated to perform. The cause of the Force Majeure shall be remedied with all reasonable diligence and dispatch.

ARTICLE 6. TAXES 6.1 Allocation of and Indemnify for Taxes.  The Contract Price
----------------     -------------------------------------
includes full reimbursement for, and Seller is liable for and shall pay, or cause to be paid, or reimburse Buyer if Buyer has paid, all Taxes applicable to the Gas prior to its delivery at the Delivery Points; provided that Buyer will be responsible for any inventory tax on Gas held in storage, including LNG storage, to the extent the storage service is subject to the Asset Management Agreement. In the event Buyer is required to remit such Tax, the amount thereof shall be deducted from any sums becoming due to Seller hereunder. Seller shall indemnify, defend and hold harmless Buyer from any Claims for such Taxes. The Contract Price does not include reimbursement for, and Buyer is liable for and shall pay, cause to be paid, or reimburse Seller if Seller has paid, all Taxes applicable to the Gas at and after the Delivery Points, including local property Taxes assessed upon the value of storage Gas held in inventory pursuant to the Asset Management Agreement referenced in Article 8 hereof. Buyer shall indemnify, defend and hold harmless Seller from any Claims for such Taxes.

6.2  Cooperation.  Upon request, a Party shall provide a certificate of
     -----------
exemption or other evidence of exemption from any Tax and each Party agrees to cooperate with the other in obtaining an exemption and minimizing Taxes payable under this Agreement.

ARTICLE 7. TITLE, RISK OF LOSS, INDEMNITY AND BALANCING 7.1 Title, Risk of loss
-------------------------------------------------------     -------------------
and Indemnity. As between the Parties, Seller shall be deemed to be in exclusive
-------------
control and possession of Gas Schedule hereunder and responsible for any damage or injury caused thereby prior to the time the same shall have been delivered to Buyer at the Delivery Points. At and after delivery of Gas to Buyer at the Delivery Points, Buyer shall be deemed to be in exclusive control and possession thereof and responsible for any injury or damage caused thereby. Title to Gas Schedule hereunder shall pass from Seller to Buyer at the Delivery Points. Seller and Buyer each assumes all liability for and shall indemnify, defend and hold harmless the other Party from any Claims, including injury to and death of persons, arising from any act or incident occurring when title to the Gas is vested in the indemnifying Party. IT IS THE INTENT OF THE PARTIES THAT THIS INDEMNITY AND THE LIABILITY ASSUMED UNDER THIS SECTION BE WITHOUT REGARD TO THE CAUSE OR CAUSES THEREOF, INCLUDING, WITHOUT LIMITATION, THE NEGLIGENCE OF ANY INDEMNIFIED PARTY, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, OR ACTIVE OR PASSIVE; PROVIDED, NEITHER PARTY SHALL BE LIABLE IN RESPECT OF ANY CLAIM TO THE EXTENT SAME RESULTED FROM THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR BAD FAITH OF THE INDEMNIFIED PARTY.

7.2. Correction of Imbalances, Cashouts and Penalties.  Seller shall be
     ------------------------------------------------
responsible for any imbalance penalties on any interstate pipeline, unless caused by Buyer's failure to give proper and/or timely notice in accordance with
Section 3.3 above.

ARTICLE 8. ASSET MANAGEMENT AGREEMENT.  In connection with this Agreement, Buyer
-------------------------------------
will release or assign to Seller by mutually agreeable instrument of transfer and Seller will take responsibility for all Gas supply and transportation assets of Buyer that are currently used by Buyer to serve Buyer's Requirements Quantity, including, without limitation, Buyer's interstate pipeline transportation and storage contracts, Buyer's contracts for the purchase of Gas, and Buyer's LNG storage and purchase contracts, all of which collectively are referred to as the "Gas Assets," with the mutually agreeable instrument of transfer referred to as the "Asset Management Agreement." The Asset Management Agreement will include, among others, provisions regarding the following matters: (i) the release or assignment by Buyer to Seller of Buyer's Gas Assets;
(ii) the agreement by Buyer and Seller to execute any necessary consent, release or assignment document needed by either Party to effectuate the transfer of the Gas Assets as contemplated by the Parties; (iii) the agreement by Seller to take full responsibility for the burdens and management of all the Gas Assets and associated contracts transferred by the Asset Management Agreement, including payment of all charges, penalties or fees associated with such Gas Assets and assumption of all liability arising from such Gas Assets or their associated contracts from the date of transfer; (iv) the corresponding agreement of Buyer to permit Seller to obtain the full value of any benefits associated with the Gas Assets and associated contracts from the date of transfer; (v) the agreement by Buyer to permit Seller to manage the Gas Assets on a daily basis as Seller determines in its sole discretion; (vi) the corresponding agreement by Seller to refrain from taking any action that would modify beyond the term of this Agreement the provisions of a contract related to a Gas Asset or impair the value of any of the Gas Assets without Buyer's written consent; (vii) the agreement by Seller to transfer the Gas Assets back to Buyer upon termination of this Agreement or for other specified reasons of default; (viii) the agreement by Seller to provide Buyer with specific information concerning management of the Gas Assets to permit Buyer to be assured that Seller will be capable of satisfying its obligation under Article 3 of this Agreement, including in particular, information concerning LNG storage and use; (ix) the agreement that notwithstanding such arrangements, Buyer shall retain the exclusive possession and control of all its physical operating facilities; (x) the agreement that the amount payable to Seller shall be subject to adjustment from time to time pursuant to a "Tracker Agreement" to reflect changes in the demand charges payable by Seller pursuant to pipeline transportation or storage contracts assigned thereunder and changes in the economic value of gas assets attributable to interim modifications thereto effected by Buyer; and (xi) the agreement by the Parties to permit a Party to use injunctive or other equitable relief to enforce the provisions of the Asset Management Agreement.

ARTICLE 9. MISCELLANEOUS 9.1. Notices.  All notices, including, without
------------------------      -------
limitation, consents, and communications made pursuant to this Agreement shall be made as specified in Exhibit "A." Notices required to be in writing shall be delivered in written form by letter, facsimile or other documentary form. Notice by facsimile or hand delivery shall be deemed to have been received by the close of the Business Day on which it was transmitted or hand delivered (unless transmitted or hand delivered after close in which case it shall be deemed received at the close of the next Business Day) or such earlier time confirmed by the receiving Party. Notice by overnight mail or courier shall be deemed to have been received two Business Days after it was sent or such earlier time confirmed by the receiving Party. Notices by US Mail shall be deemed received by the recipient four (4) days after being sent. Any Party may change its addresses by providing notice of same in accordance herewith.

9.2.  Transfer.  This Agreement, including, without limitation, each
      --------
indemnification, shall inure to and bind the permitted successors and assigns of the Parties; provided, neither Party shall transfer this Agreement without the prior written approval of the other Party which may not be unreasonably withheld; provided further, either Party may transfer its interest to any parent or affiliate by assignment, merger or otherwise without the prior approval of the other Party; provided that no such transfer will materially impair performance under this Agreement and provided further that no such transfer shall operate to relieve the transferor Party of its obligations hereunder. Any Party's transfer in violation of this Section 9.2 shall be void.

9.3.  Limitation of Remedies. Liability and Damages and Mitigation.  THE PARTIES
      ------------------------------------------------------------
DO HEREBY CONFIRM THAT THE EXPRESS REMEDIES AND MEASURES OF DAMAGES PROVIDED IN THIS AGREEMENT SATISFY THE ESSENTIAL PURPOSES HEREOF. FOR BREACH OF ANY PROVISION FOR WHICH AN EXPRESS REMEDY OR MEASURE OF DAMAGES IS HEREIN PROVIDED, SUCH EXPRESS REMEDY OR MEASURE OF DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY HEREUNDER, THE OBLIGOR'S LIABILITY SHALL BE LIMITED AS SET FORTH IN SUCH PROVISION AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY HEREIN PROVIDED, THE OBLIGOR'S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY, SUCH DIRECT ACTUAL DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY HEREUNDER AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. UNLESS EXPRESSLY HEREIN PROVIDED, NEITHER PARTY SHALL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES, IN TORT, CONTRACT, UNDER ANY INDEMNITY PROVISION OR OTHERWISE. IT IS THE INTENT OF THE PARTIES THAT THE LIMITATIONS HEREIN IMPOSED ON REMEDIES AND THE MEASURE OF DAMAGES BE WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO, INCLUDING, WITHOUT LIMITATION, THE NEGLIGENCE OF ANY PARTY, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, OR ACTIVE OR PASSIVE. TO THE EXTENT ANY DAMAGES REQUIRED TO BE PAID HEREUNDER ARE LIQUIDATED, THE PARTIES ACKNOWLEDGE THAT THE DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE, OTHERWISE OBTAINING AN ADEQUATE REMEDY IS INCONVENIENT AND THE LIQUIDATED DAMAGES CONSTITUTE A REASONABLE APPROXIMATION OF THE HARM OR LOSS. The Parties acknowledge the duty to mitigate damages hereunder.

Each Party may utilize its discretion, with commercially reasonable foresight, to adjust the timing and staggering of the purchases or sales of Gas quantities in its efforts to mitigate damages. No claim that a Party failed to mitigate damages shall be grounded solely on the basis of counter Gas market movement.

9.4.  Winding Up Arrangements. Upon the expiration of the Parties' sale and
      -----------------------
purchase obligations under this Agreement, any monies, penalties or other charges due and owing Seller shall be paid, any corrections or adjustments to payments previously made shall be determined, and any refunds due Buyer made, within 60 Days. Any imbalances in receipts or deliveries shall be corrected to zero balance within 60 Days. All indemnity and confidentiality obligations and audit rights shall survive the termination of this Agreement. The Parties' obligations provided in this Agreement shall remain in effect after such expiration solely for the purpose of complying with this winding-up Section 9.4.

9.5.  Applicable Law. THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES
      --------------
ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED, ENFORCED AND PERFORMED IN ACCORDANCE WITH THE LAWS OF THE STATE OF RHODE ISLAND, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW, AND ANY PROCEEDING BROUGHT TO ENFORCE ANY PROVISION OF THIS AGREEMENT WILL BE BROUGHT IN A COURT IN THE STATE OF RHODE ISLAND.

9.6.  Entire Agreement Evidence of Agreement, Modification, No Third Party
      -------------------------------------------------------------------
Beneficiary, Severability, Headings and Incorporation by Reference. This
------------------------------------------------------------------
Agreement, the Exhibits and Appendices hereto, if any, constitute the entire agreement between the Parties relating to the subject matter contemplated by this Agreement. There are no prior or contemporaneous agreements or representations (whether oral or written) affecting the subject matter other than those herein expressed. No amendment or modification to this Agreement shall be enforceable, unless reduced to writing and executed by both Parties. The provisions of this Agreement shall not impart rights enforceable by any person, firm or organization not a Party or not bound as a Party, or not a permitted successor or assignee of a Party bound to this Agreement. Except as otherwise herein stated, any provision, article or section declared or rendered unlawful by a court of law or regulatory agency with jurisdiction over the Parties or deemed unlawful because of a statutory change will not otherwise affect the lawful obligations that arise under this Agreement. The headings used for the Articles herein are for convenience and reference purposes only. All Exhibits and Appendices references in this Agreement, if any, are incorporated.

9.7.  Confidentiality. Each Party will not disclose the terms of this Agreement
      ---------------
to a third party (other than the Party's and its affiliates' employees, lenders, counsel, accountants or prospective purchasers of any rights who have agreed to keep such terms confidential) except in order to comply with any applicable law, order, regulation or exchange rule; provided, each Party shall notify the other Party of any proceeding of which it is aware which may result in disclosure and use reasonable efforts to prevent or limit the disclosure. Seller further agrees not to disclose or utilize for its competitive benefit information gained hereunder respecting Buyer's operations that is not readily or generally known to other gas marketers doing business in Rhode Island, including customer lists and customer specific usage information The Parties shall be entitled to all remedies available at law or in equity to enforce, or seek relief in connection with, this confidentiality obligation; provided, all monetary damages shall be limited in accordance with Section 9.3; and provided further, that each Party will only be required with respect to the obligations regarding confidentiality to exercise such care in maintaining the confidentiality of this Agreement as it normally exercises in preserving the confidentiality of its other commercially sensitive documents. If a Party (the "Receiving Party") is requested or required to make a disclosure of such information pursuant to law, legal process or a regulatory request or requirement, the Receiving Party will notify the other Party (the "Disclosing Party") of such request or requirement as soon as reasonably possible so that the Disclosing Party may pursue all available remedies to prevent such disclosure including, but not limited to, a protective order. The Receiving Party shall cooperate with the Disclosing Party in any attempt by the Disclosing Party to prevent such a disclosure and, if required to disclose any of the confidential information despite attempts by the Disclosing Party to prevent same, will disclose only that part that it is required to disclose. Notwithstanding the above, Buyer may, under appropriate requests for confidentiality protections from a regulatory body with jurisdiction over Buyer, which may or may not be granted, disclose and discuss this Agreement with any such regulatory body, and either Party may disclose the existence of this Agreement, but not the specific pricing terms, to a pipeline if required to effectuate this Agreement or the Asset Management Agreement, provided that a confidentiality agreement has been executed with such pipeline.

9.8 Counterparts.  The Parties have executed this Agreement in multiple
----------------
counterparts to be construed as one effective as of the Effective Date;


DUKE ENERGY TRADING AND MARKETING, L.L.C.

Name /s/ Donald Sinclair
     -----------------------------------------

Title ________________________________________



THE PROVIDENCE GAS COMPANY


Name /s/ James Demetro
     -----------------------------------------

Title Senior Vice President
      ----------------------------------------

                                 APPENDIX "1"
                              GENERAL PROVISIONS

Paragraph 1.  USAGE AND DEFINITIONS: All references to Articles and Sections are
              ---------------------
to those set forth in this Agreement. Reference to any document means such document as amended from time-to-time and reference to any Party includes any permitted successor or assignee thereof. The following definitions and any terms defined internally in this Agreement shall apply to this Agreement and all notices and communications made pursuant to this Agreement.

     "Asset Management Agreement" means the agreement so titled between Buyer
      --------------------------
     and Seller dated as of the date hereof.

     "Asset Management Contracts" shall mean those transportation, storage, or
      --------------------------
     supply agreements identified in the Asset Management Agreement that are either assigned to Seller or managed by Seller on Buyer's behalf.

     "Basis Difference" shall mean the difference that may exist for any period
      ----------------
     between the Exchange Price and the Spot Price at the Delivery Point.

     "Btu" means the amount of energy required to raise the temperature of one
      ---
     pound of pure water one degree Fahrenheit from 59 degrees Fahrenheit to 60 degrees Fahrenheit.

     "Business Day" means a Day on which Federal Reserve member banks in New
      ------------
     York City are open for business and a Business Day shall open at 8:00 a.m. and close of 6:00 p.m. local time.

     "C.T." means prevailing Central Time.
      ----

     "Claims" means all claims or actions, threatened or filed and whether
      ------
     groundless, false or fraudulent, that directly or indirectly relate to the subject matters of the indemnity, and the resulting losses, damages, expenses, attorneys' fees and court costs, whether incurred by settlement or otherwise, and whether such claims or actions are threatened or filed prior to or after the termination of this Agreement.

     "Contract Price" means the price for the purchase or sale of Gas pursuant
      --------------
     to this Agreement.

     "Day" means a period of 24 consecutive hours, beginning at midnight C.T. on
      ---
     any calendar Day.

     "Delivery Point(s)" means the appropriate points of delivery into Buyer's
      -----------------
     System.

     "Exchange Price" means the price for any specified delivery months as
      --------------
     established by trading natural gas futures on the New York Mercantile Exchange covering such delivery months for Henry Hub.

     "Firm Customers" means all customers of Buyer receiving services under firm
      --------------
     sales rate schedule.

     "Force Majeure" means an event not anticipated as of the Effective Date,
      -------------
     which is not within the reasonable control of the Party, or in the case of third party obligations of facilities, the third party claiming suspension and which by the exercise of due diligence such Party, or third party, is unable to overcome or obtain or cause to be obtained a commercially reasonable substitute performance therefor; provided neither (i) the loss of Buyer's markets nor Buyer's inability economically to use or resell Gas purchased hereunder nor (ii) the loss or failure of Seller's Gas supply including, without limitation, depletion of reserves or other failure of production except as provided in the Asset Management Contracts, nor Seller's ability to sell Gas to a market at a more advantageous price, shall constitute an event of Force Majeure, "Force Majeure" shall include an event of Force Majeure occurring with respect to the facilities or services of the Buyer's or Seller's Transporter and incorporates by reference Force Majeure as defined by the Asset Management Contracts.

     "GAAP" means generally accepted accounting principles, consistently
      ----
     applied.

     "Gas" means methane and other gaseous hydrocarbons or liquefied natural gas
      ---
     ("LNG") meeting, with respect to non-LNG, the quality standards and specifications of the Transporter used to deliver the Gas at the Delivery Points or with respect to LNG, of such quality that it does not impair the proper operation of the storage facility or vaporization equipment used for such LNG.

     "Gas Day" means a period of twenty-four (24) consecutive hours beginning at
      -------
     the time of the applicable Transporter's gas Day.

     "Gas-Related Transportation Requirements" means the delivery and
      ---------------------------------------
     availability to Buyer of the full quantity of gas and capacity resources required to meet Buyer's gas-related obligations under its transportation rate schedules or the successors thereto, including obligations as to daily and monthly balancing (including "cash-outs"), pool balancing services, assignment to and utilization by FT-2 transportation customers of storage resources, and the assignment and release of designated pipeline capacity to transportation customers, all in accordance with the provisions of the Tariff as in effect from time to time.

     "Indemnified Party" and "Indemnifying Party" means the Party receiving and
      -----------------       ------------------
     providing an Indemnity, respectively.

     "Interest Rate" means, for any date, two percent over the per annum rate of
      -------------
     interest announced as the "Prime Rate" from time-to-time for commercial loans by Citibank,

N.A. as established by the administrative body of such bank charged with the responsibility of establishing such rate, as same may change from time-to-time; provided, the Interest Rate shall never exceed the maximum lawful rate permitted by applicable law.

"Interruptible Sales Requirements" means the delivery to Buyer of the full
 --------------------------------
quantity of gas required to meet Buyer's obligations to its interruptible customers under its Non-Firm Sales Service rate schedule, Rate-60 ("NFS") or its less than 365 Day Cogeneration Services rate schedule, Rate 50 (S)2, or the successors thereto, or pursuant to its November 1993 Contract with the (Confidential Treatment Requested)

"Letter of Credit" means an irrevocable letter of credit, issued by a financial
 ----------------
institution who holds a minimum credit rating as published by Standard and Poor's of "BBB-" or Moody's Investors Services, Inc. of "Baal", and acceptable to the party whose favor the letter of credit is issued, such acceptance not to be unreasonably or arbitrarily withheld.

"MMBtu" means one million Btus.
 -----

"Month" means a period of time beginning at midnight C.T. on the first Day of
 -----
any calender Month and ending at midnight C.T. on the first Day of the following calender Month.

"Non-Replacement Price Differential" means the positive difference, if any,
 ----------------------------------
obtained by subtracting the Contract Price from the greater of (i) 110% of
                                           ----     -------
the average Spot Price for that Gas Day for any location in the United States east of Rocky Mountains, or (ii) the actual pipeline penalty charge for unauthorized takes or overruns incurred by Buyer as a result of Seller's failure.

"Operational Needs" means the Gas needed by Buyer to satisfy all system
 -----------------
integrity, balancing and physical operational requirements, plus any Gas required to satisfy the Gas-Related Transportation Requirements and Interruptible Sales Requirements.

"Period of Delivery" means the period from the date Scheduling obligations are
 ------------------
to commence to the date same are to terminate.

"Pipeline" means a company authorizes to ship Gas on behalf of itself or others
 --------
on physical Gas transmission facilities.

"Replacement Price Differential" means (i) in the event of a Seller's Deficiency
 ------------------------------
Default, the positive difference, if any, obtained by subtracting the Contract Price from the sum of (a) the cost to Buyer, including incremental transportation costs and other basis adjustments, or penalty charges incurred, to replace Seller's Deficiency Quantity for such Gas Day plus (b) 25% of that total delivered cost as an administrative charge representing liquidated damages to cover Buyer's costs in arranging for such replacement supply; and

(ii) in the event of a Buyer's Deficiency Default the sum of (a) the positive difference between the Contract Price and the price to Seller, subtracting all incremental costs incurred by Seller, received in reselling the Gas to a third party; and (b) twenty-five percent (25%) of that total delivered cost as an administrative charge representing liquidated damages to cover Seller's costs in arranging such sales.

"Requirements Quantity" means the quantity of Gas on any Gas Day that is needed
 --------------------
to serve the full requirements of Buyer on that Gas Day, which includes Gas required by Buyer for its Firm Customers and Gas required by Buyer to serve its Operational Needs; provided that in no event will the Requirements Quantity on any Gas Day be greater than the sum of Buyer's maximum daily transportation quantities (excluding transportation of storage withdrawal quantities), plus Buyer's maximum daily storage withdrawals, plus Buyer's maximum daily LNG withdrawals, all as provided in the Asset Management Agreement.

"Scheduling" or "Schedule" means that (i) with respect to Seller, Seller shall
 ----------      --------
arrange for the delivery of the quantity of gas required to meet Buyer's system demand at each Delivery Point during the Gas Day, as provided in the Asset Management Agreement. In connection with this obligation, Seller shall utilize the no-notice and intra-day capabilities embedded in the supply resources detailed in the Asset Management Agreement to provide for unanticipated changes in Buyer's projected requirements; and (ii) with respect to Buyer, Buyer will cooperate with Seller in the development of seasonal, monthly and daily operational plans to assist in the determination of Buyer's Requirements Quantity and will provide Seller with (a) a preliminary Requirements Quantity on the Day prior to gas flow, (b) information on gas scheduled for delivery to serve Buyer's transportation service customers, (c) updates of the projected Requirements Quantity as weather and Buyer's operating conditions change, (d) notification regarding specific operational needs of Buyer at specific Delivery Points and (e) other information as specified in the Asset Management Agreement.

"Spot Price" means the price set forth in Gas Daily(R) (Pasha Publications,
 ----------
Inc.), or successor publication, in the column "Daily Price Survey" under the listing applicable to the geographic location agreed for the relevant Gas Day. If there is no single price published for that particular Gas Day, but there is published a range of prices under the above column and listing, then the Spot Price shall be the average of such high and low prices. In the event that no price or range of prices is published for that particular Gas Day, then the Spot Price shall be the average of the following: the price (determined as stated above) for each of the first Gas Day immediately preceding and following the Gas Day in which the default occurred for which a Spot Price can be determined.

"Tariff" means the tariff of the Providence Gas Company on file with the Rhode
 ------
Island Public Utilities Commission, RI-PUC-PGC-NO.100, to the successor thereto.

"Taxes" means any or all ad valorem, property, occupation, severance,
 -----
production,
     extraction, first use, conservation, Btu or energy, gathering, transport, Pipeline, utility, gross receipts, gas or oil revenue, gas or oil import, privilege, sales, use, consumption, excise, lease, transaction, and other or new taxes, governmental charges, licenses, fees, permits and assessments, or increases therein, other than taxes based on net income or net worth.

     "Transporter" means either the Pipeline delivering or receiving Gas at a
      -----------
     Delivery Point.

Paragraph 2. Representations and Warranties. As a material inducement to
             ------------------------------
entering into this Agreement, each Party, with respect to itself, hereby represents and warrants to the other Party continuing throughout the term of this Agreement as follows: (i) there are no suits, proceedings, judgments, rulings or orders by or before any court or any governmental authority that materially adversely affect its ability to perform this Agreement or the rights of the other Party under this Agreement, (ii) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and it has the corporate right, power and authority and is qualified to conduct its business, and to execute and deliver this Agreement and perform its obligations under the same, and all regulatory authorizations have been maintained as necessary for it to legally perform its obligations hereunder,
(iii) the making and performance by it of this Agreement is within its powers, has been duly authorized by all necessary action on its part.

Paragraph 3. Transportation. Seller shall obtain, or cause to be obtained,
             --------------
transportation to the Delivery Point, and Buyer shall obtain, or cause to be obtained, transportation from the Delivery Point.

Paragraph 4. Gas Specifications. Seller represents that all Gas delivered
             ------------------
hereunder shall meet or exceed the specifications required above.

Paragraph 5. Operational Flow Orders. Should either party receive an operational
             -----------------------
flow order or other order or notice from a Transporter requiring action to be taken in connection with this Agreement or Gas flowing under this Agreement ("OFO"), such Party shall immediately notify the other Party of the OFO and
  ---
provide the other Party a copy of same by facsimile. Each Party shall indemnify, defend and hold harmless the other Party from any Claims, including, without limitation, all non-compliance penalties and attorneys' fees, associated with an OFO of which the Indemnifying Party failed to give the Indemnified Party the notice required hereunder.

Paragraph 6. Financial Matters: Billing Invoice Date Charges and Payment. Buyer
             -----------------  -------------------- -------------------
agrees to pay Seller for all gas delivered at the price(s) provided for in
Article 3 and Exhibit B of this Agreement. By the 10th Day of each calendar Month following the Month in which Gas was Scheduled under this Agreement, Seller shall provide Buyer with a written statement setting forth Gas Scheduled during the preceding Month, and other charges due Seller, including, without limitation, deficiency charges under Article 3. Billing and payment will be based on Scheduled quantities. Within five Business Days of the request of either Party, the other Party shall provide, to the extent it has a legal right of access thereto and/or such statement is then available, a copy of the Transporter's allocation or imbalance statement applicable to Gas sold hereunder for the requested period. The difference, if any, between Scheduled and actual quantities delivered or accepted shall be treated as imbalances under
Article 7. Buyer shall remit any amounts due on the 25th Day of the Month by electronic funds in which Seller's statement was received. If the due date for any payment to be made under this Agreement is not a Business Day, the due date for such payment shall be the following Business Day. Payment of all funds shall be made in U.S currency and as indicated in Exhibit "A" in such manner that funds are immediately available to the payee on the applicable due date. Each Party shall take all actions necessary to effect payments in accordance with the process stated in Exhibit "A". If Buyer or Seller should fail to remit any amounts in full when due hereunder, interest on the unpaid portion shall accrue from the date due at a rate equal to the Interest Rate. Billings, payments and statements shall be made to the accounts or the address/facsimiles specified in Exhibit "A".

Paragraph 7. Failure to Pay. If either Party fails to make a timely payment and
             --------------
such failure is not remedied within ten (10) Business Days after such Party receives written notice of default, the nondefaulting Party may require additional security until such default is cured; provided, if the defaulting Party, in good faith, shall dispute the amount of any such billing or part thereof and shall pay such amounts as it concedes to be correct, no such security requirement shall be permitted.

Paragraph 8. Audit Rights. During the term of this Agreement and for a period of
             ------------
two years from the last day of the Month in which Gas was delivered. Buyer or Seller or any third party representative thereof shall have the right, upon reasonable notice and at reasonable times to examine the books and records of the other to the extent reasonably necessary to verify the accuracy of any billing statement, payment demand, charge, payment or computation made under this Agreement. The records of the Parties shall be retained in accordance with
Section 9.6 of the Firm Purchase/Sale Agreement for a like period to facilitate the audit rights of the Parties.

Paragraph 9. Financial Information. If requested by Buyer, Seller shall deliver
             ----------------------
(i) within 120 Days following the end of each fiscal year, a copy of the combined audited financial statements of Duke Energy Trading and Market Services, L.L.C. and Duke Energy Marketing, L.P. for such fiscal year and (ii) within 60 Days after the end of each of its first three (3) fiscal quarters of each fiscal year, a copy of the quarterly report containing unaudited combined financial statements of Duke Energy Trading and Marketing, L.L.C and Duke Energy Marketing, L.P. for such fiscal quarter. In addition, Duke Energy Trading and Marketing, L.L.C. will notify The Providence Gas Company within five (5) Business Days in the event there is any material adverse change in the financial condition of Duke Energy Trading and Marketing, L.L.C and Duke Energy Marketing, L.P. If requested by Seller, Buyer shall deliver (i) within 120 Days following the end of each fiscal year, a copy of its annual report containing consolidated financial statements for such fiscal year certified by Independent certified public accountants and (ii) within 60 Days after the end of each of its first three fiscal quarters of each fiscal year, a copy of its quarterly report containing unaudited consolidated financial statements for such fiscal quarter. In all cases the statements shall be for the most recent accounting period and prepared in accordance with GAPP; provided, should any such statements not be timely due to a delay in preparation or certification, such delay shall not be considered a default so long as such Party diligently pursues the preparation, certification and delivery of the statements.

Paragraph 10. Warranty of Title to Gas. Seller warrants that title to Gas to be
              ------------------------
Scheduled by Seller is free from all production burdens, liens and adverse claims and warrants its right to sell the same. Seller agrees to indemnify, defend and hold harmless Buyer against all Claims to or against the title of said Gas. In the event any Claim is asserted to said Gas, Buyer, in addition to other remedies, may suspend its obligation to pay for said Gas up to the amount of such Claim.

Paragraph 11. Alternate Price Redetermination. If any or all of the indices used
              -------------------------------
to determine the Spot Price are not available in the future, the Parties agree to promptly negotiate a mutually satisfactory alternate index for the Spot Price.

Paragraph 12. Effect of Waiver or Consent. No waiver or consent by either Party,
              ---------------------------
express or implied, of any one or more defaults by the other Party in the performance of any provision of this Agreement shall operate or be construed as a waiver or consent of any other default or defaults whether of a like or different nature. Failure by a Party to complain of any act of the other Party or to declare the other Party in default with respect to this Agreement, regardless of how long that failure continues, shall not constitute a waiver by that Party of its rights with respect to that default until the applicable statue of limitations period has run.

Paragraph 13. Indemnification. With respect to each indemnification included in
              ---------------
this Agreement the indemnity is given to the extent authorized by law and the following provisions shall be considered applicable. The Indemnified Party shall promptly notify the Indemnifying Party in writing of any Claim and the Indemnifying Party shall have the right to assume the investigation and defense thereof, including the employment of counsel, and shall be obligated to pay reasonable related attorneys' fees; provided, the Indemnified Party shall have the right to employ separate counsel and participate in the defense of any Claim, but, the attorney's fees of such counsel shall be paid by the Indemnified Party unless the employment of such counsel has been consented to in writing by the Indemnifying Party or the Indemnifying Party has failed to assume the defense and employ counsel in a timely manner; provided further, if the named parties to any Claim includes both Parties, and the Indemnified Party shall have been advised by counsel that there may be a legal defense available to it which is different from those available to the Indemnifying Party, the Indemnified Party may elect to employ separate counsel at the expense of the Indemnifying Party, in which case the Indemnifying Party shall pay the defense of the Claim on behalf of the Indemnified Party. The Parties shall use reasonable efforts to cooperate in the defense of any Claim. The Indemnifying Party shall not be liable for any settlement of a Claim without its express written consent thereto. The Indemnifying Party shall reimburse the Indemnifying Party for payments made or costs incurred in respect of an indemnity with the proceeds of any judgment, insurance, bond, surety or other recovery made with respect to an event covered by the indemnity.

                                  EXHIBIT "A"
                         FIRM PURCHASE/SALE AGREEMENT

                       NOTICE / COMMUNICATION / PAYMENT



TO SELLER:                             10777 Westheimer, Suite 650
                                       Houston, Texas 77042
Notices/Correspondence:                Attention: Contract Administration
                                       Phone:         (713) 260-1800
                                       Facsimile No:  (713) 260-1825
Invoices:                              Attention: Gas Accounting
                                       Phone:         (713) 260-1800
                                       Facsimile No.  (713) 260-1825
Payments by Wire Transfer:             Duke Energy Trading and Marketing, L.L.C.
                                       Chase Manhattan Bank
                                       New York, NY
                                       [CONFIDENTIAL TREATMENT REQUESTED]

Nominations:                           Attention: Gas Control
                                       Facsimile No.: (713) 260-1850
TO BUYER:                              100 Weybosset Street
                                       Providence, Rhode Island 02903
Notices/Correspondence:                Attention:
                                       Phone:
                                       Facsimile:
Invoices:                              Attention:
                                       Phone:
                                       Facsimile:
Payments:
Nominations:

                                  EXHIBIT "B"
                         FIRM PURCHASE/SALE AGREEMENT


The Exhibit "B" outlines the Agreement between Buyer and Seller regarding the firm purchase and sale of Gas under the following terms and conditions.


CONTRACT QUANTITY:       Requirements Quantity

DELIVERY POINTS:              The appropriate points of delivery into Buyer's
                         System.

CONTRACT PRICE:          [CONFIDENTIAL TREATMENT REQUESTED]

PERIOD OF DELIVERY:      October 1, 1997 to September 30, 2000

     *The parties acknowledge that the Contract Price for Firm customers as provided herein is the result of Buyer's and Seller's Agreement to fix an Exchange Price and Basis difference for the Term of this Agreement ("Trigger Price")

     The parties acknowledge that a hedge position is a financial transaction which requires liquidation if physical delivery or receipt of fixed price Gas or Trigger Price Gas is interrupted for any reason (except a force majeure event declared by Seller or interruption caused by Seller's breach). Such interruption may require liquidation of the entire position, which may not be partially liquidated to accommodate only the duration, or anticipated duration, of the interruption. In the event any hedge position is undertaken by Seller in order to meet its obligations hereunder, and the delivery of the fixed price or Trigger Price Gas is interrupted for any reason, except force majeure declared by Seller or interruption caused by Seller's breach, then the Buyer shall be liable to Seller for any loss incurred by Seller in liquidating such hedge position in a commercially reasonable manner, which shall include reasonable efforts to mitigate any such loss and to limit any liquidation to the term of actual interruption. A loss is incurred when all costs of undertaking the position exceed the net liquidation proceeds. In the event such liquidation yields a profit (i.e. net liquidation proceeds exceed all costs of undertaking the position), then the Buyer shall be paid or credited with such profit. Seller, in the exercise of its reasonable commercial discretion, shall determine: (i) whether the anticipated or estimated duration of the interruption justifies liquidation of the entire position, and (ii) whether the affected hedge position may be feasibly or economically liquidated in part only. For purposes of this Exhibit "B," a force majeure event declared by Seller shall not include any event declared by a third party (neither Buyer nor Seller) which prevents Seller form carrying out its obligations hereunder.